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                                                                    EXHIBIT 99.3




                            KEYSTONE FINANCIAL, INC.
                         PROXY FOR 1997 ANNUAL MEETING

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Paul I. Detwiler, Jr., Max A. Messenger and F. Dale Schoeneman, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Keystone Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 8, 1997 and at any adjournments thereof, as follows:

                  (To be Completed and Signed on Reverse Side)
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[X]  Please mark
     your votes as
     in this example


                         FOR all     WITHHOLD
                        nominees     AUTHORITY
                       (except as   to vote for           Nominees:
                      shown below)  all nominees
2. Election of                                        June B. Barry
   Directors for          [_]           [_]           J. Glenn Beall, Jr.
   terms ending                                       Richard W. Dewald
   in 2000                                            Gerald E. Field
                                                      Philip C. Herr, II
                                                      William L. Miller

A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve.
To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below:


------------------------------------------------

                                               FOR   AGAINST   ABSTAIN

1. Approval of the Agreement and Plan          [_]     [_]       [_]
   of Reorganization and the Agreement
   and Plan of Merger dated as of
   December 19, 1996 between the
   Corporation and Financial Trust Corp
   (FTC), which provide for the merger
   of FTC into the Corporation and the
   conversion of each share of FTC
   Common Stock into 1.65 shares of
   the Corporation's Common Stock,
   as described in the Joint Proxy
   Statement/Prospectus.

3. Ratification of Ernst & Young LLP           [_]     [_]       [_]
   as independent auditors for 1997.

4. Adoption of amendment to the                [_]     [_]       [_]
   Restated Articles to increase
   authorized Common Stock to
   100,000,000 shares.

5. Approval of adoption of the 1996            [_]     [_]       [_]
   Performance Unit Plan.

6. Approval of adoption of the 1997            [_]     [_]       [_]
   Stock Incentive Plan.

7. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 through 6.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)                                           DATE                 1997
            ------------------------------------------     -----------------
Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.